SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 15, 2012

VANITY EVENTS HOLDING, INC.

 (Exact name of Company as specified in charter)

Delaware	000- 52524	43-2114545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1111 Kane Concourse, Suite 304
Bay Harbor Islands, FL  33154
(Address of principal executive offices) (zip code)

 (786) 530-2164
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2012, the board of directors of Vanity Events Holding, Inc. (the “Company”) appointed Scott Weiselberg as a director of the Company, effective immediately.  Mr. Weiselberg does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.  There is no understanding or arrangement between Mr. Weiselberg and any other person pursuant to which Mr. Weiselberg was selected as a director.  There are no transactions in which Mr. Weiselberg has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Weiselberg has not entered into any material plan, contract or arrangement in connection with his appointment as director.

Mr. Weiselberg has been a shareholder of the Kopelowitz Ostrow Firm, P.A., a law firm based in Fort Lauderdale, Florida since 2007 and a partner since March 2003.  Mr. Weiselberg is a member of the Florida Bar, United States District Court for the Southern District of Florida, the Broward County Bar Association, American Bar Association, and serves as a member on several Florida Bar committees including, but not limited to, the Florida Bar's Grievance Committee in Broward County.  Mr. Weiselberg received his Bachelor of Science and Business Administration from the University of Georgia in 1992 and Juris Doctorate from Nova Southeastern University in 1997.

Item 7.01 Regulation FD Disclosure

On February 21, 2012, the Company issued a letter to its shareholders.  This letter is being mailed on February 22, 2012. A copy of the letter is attached hereto as exhibit 99.1.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Item	Exhibit

99.1	Letter to Shareholders, dated February 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANITY EVENTS HOLDING, INC.

Dated: February 22, 2012	By:	/s/ Greg Pippo
Name: Greg Pippo
Title: Chief Financial Officer

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